Exhibit 4.1

DST SYSTEMS, INC.

and

COMPUTERSHARE TRUST COMPANY, N.A., Rights Agent

RIGHTS AGREEMENT

as amended and restated as of

August 5, 2011

DST SYSTEMS, INC. RIGHTS AGREEMENT

ii

Exhibit A -		Form of Certificate of Designation

Exhibit B -		Form of Rights Certificate

	-	Form of Assignment
	-	Certificate
	-	Notice
	-	Form of Election to Purchase
	-	Certificate
	-	Notice

Exhibit C -		Summary of Rights to Purchase Preferred Stock

Exhibit D -		Form of Trust Agreement

iii

RIGHTS AGREEMENT

This Amended and Restated Rights Agreement, dated as of October 10, 2005 and amended and restated as of  August 5, 2011, (the “Rights Agreement”), is entered into between DST SYSTEMS, INC., a Delaware corporation (the “Company”) and COMPUTERSHARE TRUST COMPANY, N.A., formerly known as EQUISERVE TRUST COMPANY, N.A., a national banking corporation (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has authorized and declared a dividend of one Right (as defined herein) for each outstanding share of the common stock (as defined herein), of the Company at the close of business on October 18, 2005 (the “Record Date”) and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11 hereof) in respect of each share of Common Stock of the Company issued (whether originally issued or delivered from the Company’s treasury) between the Record Date and the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date (as such terms are hereinafter defined), each Right initially representing the right to purchase, under certain circumstances, 1/1,000ths of a share of Preferred Stock (as defined herein), upon the terms and subject to the conditions hereinafter set forth (the “Rights”);

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Company and the Rights Agent hereby agree as follows:

Section 1.               Certain Definitions.

For purposes of this Agreement, the following terms have the meanings indicated.

(a)         “Acquiring Person” shall mean any Person who, together with all Affiliates or Associates of such Person, shall be the Beneficial Owner of a Substantial Block, whether or not such Person continues to be the Beneficial Owner of a Substantial Block, but shall not include:  (i) the Company; (ii) any subsidiary of the Company; (iii) any employee benefit plan of the Company or of any subsidiary of the Company, or any Person organized, appointed or established by the Company or by any subsidiary of the Company for or pursuant to the terms of any such plan; (iv) a Person who, together with all Affiliates and Associates of such Person, would become an Acquiring Person solely as a result of a reduction of the number of shares of Common Stock of the Company outstanding, including repurchases of outstanding shares of Common Stock of the Company by the Company, which reduction increases the percentage of outstanding shares of Common  Stock of the Company beneficially owned by such Person until such Person, Affiliate or Associate after becoming aware that such Person has become the Beneficial Owner of a Substantial Block shall thereafter become the Beneficial Owner of additional shares of Common Stock, other than shares received directly from the Company pursuant to a plan approved by a majority of the Independent Directors, representing one percent (1%) or more of the number of shares of Common Stock then outstanding, (v) the Designated Holder, unless  the Designated Holder shall thereafter become the Beneficial Owner of additional shares of Common Stock, other than shares received directly from the Company pursuant to a plan approved by a majority of the Independent Directors, representing one percent (1%) or more of the number of shares of Common Stock then outstanding, and (vi) the Trust (including the trustee of the Trust with respect to any securities held by the Trust for the benefit of Persons other than the trustee and its Affiliates and Associates).  “Designated Holder” shall mean George L. Argyros, together with his Affiliates and Associates, until such time as George L. Argyros, together with his Affiliates and Associates, beneficially owns less than 15% or more of the Common Stock then outstanding.

(b)         “Adjusted Number of Shares” shall have the meaning given the term in Section 11(a)(iii) of this Agreement.

(c)         “Adjusted Purchase Price” shall have the meaning given the term in Section 11(a) (iii) of this Agreement.

(d)         “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act.

(e)           A Person shall be deemed the “Beneficial Owner” of, and to have “beneficial ownership” of, and shall be deemed to “beneficially own” any securities (i) as to which such Person or any of such Person’s Affiliates or Associates is or may be deemed to be the beneficial owner, directly or indirectly, pursuant to Rule 13d-3 or Rule 13d-5 of the General Rules and Regulations under the Exchange Act, as such Rules are in effect on the date of the amendment and restatement of this Rights Agreement; (ii) as to which such Person or any of such Person’s Affiliates or Associates has the right to become the Beneficial Owner (whether such right is exercisable immediately or only upon the passage of time or the occurrence of conditions), directly or indirectly, pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such first Person or any of such first Person’s Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause B of the proviso of this sentence) or disposing of any voting securities of the Company; and (iv) that such Person or any of such Person’s Affiliates or Associates are determined to Constructively Own; provided, however, that a Person shall not be deemed to be the “Beneficial Owner” of, or to have beneficial ownership of, or to beneficially own, any security (A) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered security is accepted for payment or exchange, or (B) solely because such Person or any of such Person’s Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy or consent given in response to a public proxy or consent solicitation made to more than ten holders of shares of a class of stock of the

Company registered under Section 12 of the Exchange Act and pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, except if such power (or the arrangements relating thereto (whether or not in writing) is then reportable under Item 6 of Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor statement).  Notwithstanding the foregoing, no officer or director of the Company shall be deemed to Beneficially Own any securities of any other Person solely by virtue of any actions that such officer or director takes in such capacity.  For purposes of this Rights Agreement, in determining the percentage of the outstanding shares of Common Stock with respect to which a Person is the Beneficial Owner, all shares as to which such Person is deemed the Beneficial Owner shall be deemed to be outstanding.

(f)            “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Missouri or Massachusetts are authorized or obligated by law or executive order to close.

(g)           “Capital Stock Equivalents” shall have the meaning given the term in Section 11(a)(iii) of this Agreement

(h)           “Close of Business” on any given date shall mean 5:00 p.m., Eastern time on such date, provided, however, if such date is not a Business Day it shall mean 5:00 p.m. on the next succeeding Business Day.”

(i)            A Person shall be deemed to “Constructively Own” shares of Common Stock in respect of which such Person has a Synthetic Long Position, calculated in the manner set forth below. The number of shares of Common Stock in respect of a Synthetic Long Position that shall be deemed to be constructively owned is the notional or other number of shares of Common Stock in respect of such Synthetic Long Position that is specified in a filing by such Person or any of such Person’s Affiliates or Associates with the Securities and Exchange Commission or in the documentation evidencing such Synthetic Long Position as the basis upon which the value or settlement amount of such right or derivative, or the opportunity of the holder of such right or derivative to profit or share in any profit, is to be calculated in whole or in part, and in any case (or if no such number of shares of Common Stock is specified in any filing or documentation) as determined by the Board of Directors in good faith to be the number of shares of Common Stock to which such Synthetic Long Position relates. For the avoidance of doubt, a Person shall be deemed to Constructively Own shares of Common Stock upon settlement of a Synthetic Long Position for shares of Common Stock or upon entry into, or acquisition of, any Synthetic Long Position that was not held or maintained by such Person as of immediately prior to the first public announcement of the amendment and restatement of the Rights Agreement.

(j)            “Common Stock” when used with reference to the Company shall mean the Common Stock, $0.01 par value, of the Company as adjusted from time to time.  “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power of such Person or the equity securities or other equity interest having power to control or direct the management of such Person.

(k)           “Current Market Price” of the Common Stock shall have the meaning given the term in Section 11(d)(i) of this Agreement.

(l)            “Current Market Price” of the Preferred Stock shall have the meaning given the term in Section 11(d)(ii) of this Agreement.

(m)          “Distribution Date” shall have the meaning given the term in Section 3(a) of this Agreement.

(n)           “Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, and in effect on the date hereof.

(o)           “Expiration Date” shall have the meaning given the term in Section 7(a) of this Agreement.

(p)           “Final Expiration Date” shall have the meaning given the term in Section 7(a) of this Agreement.

(q)           “Independent Director” shall mean any member of the Board of Directors of the Company, while such person is a member of the Board, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate.

(r)            “Permitted Offer” shall mean a tender or exchange offer that is for all outstanding Common Stock of the Company at a price and on terms determined to be adequate prior to the purchase of shares under such tender or exchange offer, by at least a majority of the Independent Directors, taking into account all factors that such directors deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value and otherwise in the best interests of the Company and its stockholders (other than the Person or any Affiliate or Associate thereof for whose benefit the offer is being made).

(s)           “Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust or other entity.

(t)            “Preferred Stock” shall mean the shares of Series A Preferred Stock, par value $1.00 per share, of the Company having substantially the rights, powers and preferences set forth in the Certificate of Designation, as amended, attached hereto as Exhibit A, and to the extent that there are not a sufficient number of shares of Series A Preferred Stock authorized to permit the full exercise of the Rights, any other series of Preferred Stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Preferred Stock.

(u)           “Principal Party” shall have the meaning given the term in Section 13(b) of this Agreement.

(v)           “Proration Factor” shall have the meaning given the term in Section 11(a)(iii) of this Agreement.

(w)          “Rights Certificates” shall have the meaning given the term in Section 3 of this Agreement.

(x)            “Share Acquisition Date” shall mean the close of business on the tenth calendar day after the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

(y)           “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules, regulations, and forms promulgated thereunder, all as in effect on the date hereof.

(z)            A “subsidiary” of any Person shall mean any Person of whom a majority of the voting power of the voting equity securities or voting interests is owned or, directly or indirectly, by such former Person, or which is otherwise controlled, directly or indirectly, by such former Person.

(aa)         “Substantial Block” shall mean a number of shares of the Common Stock of the Company that equals or exceeds 15 percent of the number of shares of the Common Stock of the Company then outstanding.

(bb)         “Synthetic Long Position” shall mean any option, warrant, convertible security, stock appreciation right, swap agreement, or other security, contract right or derivative position, whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of Common Stock or a value determined in whole or in part with respect to, or derived in whole or in part from, the value of Common Stock and that increases in value as the value of Common Stock increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Common Stock, in any case without regard to whether (i) such derivative conveys any voting rights in such securities to such Person or any of such Person’s Affiliates or Associates, (ii) such derivative is required to be, or capable of being, settled through delivery of such securities, or (iii) such Person or any of such Person’s Affiliates or Associates may have entered into other transactions that hedge the economic effects of such derivative.  A Synthetic Long Position shall not include any interests, rights, options or other securities set forth in Rule 16a1(c)(1)-(5) or (7) of the General Rules and Regulations under the Exchange Act.

(cc)         “Trading Days” shall have the meaning given the term in Section 11(d)(i) of this Agreement.

(dd)         “Triggering Event” shall mean any event described in Sections 11(a)(ii) or 13(a) of this Agreement.

Section 2.               Appointment of a Rights Agent.

The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable, upon ten (10) days prior written notice to the Rights Agent.  The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such Co-Rights Agent.

Section 3.               Certificates and Transfer of Rights.

(a)           Common Stock Outstanding on the Record Date.  Until the earlier of (unless extended by the Board of Directors of the Company) (i) the Share Acquisition Date or (ii) the close of business on the tenth calendar day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any Person organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan) to commence (which intention to commence remains in effect for five business days after such announcement) a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person (including any such date that is after the date of this Agreement and prior to the issuance of the Rights (the earlier of the dates in subsections (i) and (ii) hereof being herein referred to as the “Distribution Date”)), the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Stock of the Company (which certificates of such Common Stock of the Company shall be deemed also to be Rights Certificates), and not by separate Rights Certificates, and the right to receive Rights Certificates will be transferable only in connection with the transfer of such Common Stock (including a transfer to the Company).  With respect to certificates for the Common Stock of the Company outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock of the Company with or without a Summary of Rights attached thereto and the registered holders of the Common Stock of the Company shall also be the registered holders of the associated Rights.  Until the earlier of Distribution Date or Expiration Date, the surrender or transfer (including a transfer to the Company) of any of the certificates for the Common Stock of the Company outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Stock of the Company represented by such certificate.  The Company will make available, as promptly as practicable following the Record Date, a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C, to any holder of Rights who may so request from time to time prior to the Expiration Date.

(b)           Distribution of Separate Rights Certificates.  As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock of the Company as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a separate Rights Certificate in substantially the form of Exhibit B attached hereto evidencing one Right for each share of the Common Stock of the Company so held, subject to adjustment as provided herein.  In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificate, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.  As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

(c)           Issuance of Additional Shares of Common Stock and Rights.  Rights shall be issued in respect of all shares of Common Stock of the Company issued (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date.  Certificates representing such shares of such Common Stock shall be deemed to be impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between DST Systems, Inc. and EquiServe Trust Company, N.A., dated as of October 10, 2005, as may be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of DST Systems, Inc.  Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate.  DST Systems, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge within five business days after receipt of a written request therefor.  Under certain circumstances, Rights issued to, or which are or were beneficially owned by, Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

Until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Stock of the Company represented by certificates containing the foregoing legend shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

(d)           Purchase of Common Stock by the Company.  In the event that the Company purchases or acquires any of its Common Stock after the Record Date but prior to the Distribution Date, the Company shall not be entitled to exercise any Rights associated with the Common Stock so purchased or acquired.  Upon reissuance of such Common Stock by the Company the Rights shall again attach to such Common Stock as set forth in Section 3(c) of this Agreement.

(e)           Restriction on Transfers to Acquiring Persons.  Notwithstanding anything in this Agreement to the contrary, no Right shall at any time be transferable or transferred, in one transaction or in a series of related transactions (including a tender offer or exchange offer), directly or indirectly (i) to any Person who is an Acquiring Person, (ii) to any Person in connection with a transaction or series of related transactions in which such Person becomes an Acquiring Person, (iii) to any Person who, as a result of such transfer would beneficially own 20 percent or more of the Rights, or (iv) to any Affiliate or Associate of a Person referred to in any one or more of the foregoing clauses (i), (ii) or (iii).  Any purported or attempted transfer of a Right on or after the Record Date in violation of the foregoing provisions (regardless whether such purported or attempted transfer shall be recorded on any transfer ledger) shall be null and void as of the date of the purported or attempted transfer without any further action on the part of the Company or the Rights Agent, and any Right that has been the subject of any such purported or attempted transfer shall for purposes of this Agreement and the Right Certificate be deemed to be held beneficially by the Person who attempted to make such purported or attempted transfer and, thereafter, shall continue to be exercisable by such Person or, in the case of a transfer not prohibited by this Agreement, such Person’s transferee, for a like number of 1/1,000ths of a Preferred Share (or other securities, cash or other assets, as the case may be) pursuant to this Agreement.  The Company may require (or cause the Rights Agent or any transfer agent of the Company to require) any Person who submits a Right Certificate for transfer on the registry books or to exercise the Rights represented thereby to establish to the satisfaction of the Company, in its sole discretion, that such attempted transfer is not in violation of the provisions of this Section 3(e).  The Company and the Rights Agent shall use all reasonable efforts to insure the provisions of this Section 3(e) are complied with, but shall have no liability to any holder of a Right Certificate (other than as specifically provided herein) or any other Person as a result of a failure to so insure.

Section 4.               Form of Rights Certificates.

(a)           Form of Certificate.  The Rights Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall, subject to paragraph (a) of Section 3 of this Agreement, be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usages.  Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of 1/1,000ths of a share of Preferred Stock as shall be set forth therein at the price per 1/1,000ths of a share of Preferred Stock set forth therein (the “Purchase Price”), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

(b)           Notwithstanding any other provision of this Agreement, any Rights Certificate issued pursuant to Section 3 or Section 22 hereof that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate thereof, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of such Acquiring Person) who becomes a transferee after the Acquiring Person became such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate of such Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such,  and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding that has a primary purpose or effect avoidance of Section 7(e) hereof, any Rights Certificate issued at any time to any nominee of such Acquiring Person, Associate or Affiliate, and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement).  Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

The provisions of Section 7(e) of the Rights Agreement shall be operative whether or not the foregoing legend is contained on any Rights Certificate.

Section 5.               Countersignature and Registration.

(a)           The Rights Certificates shall be executed on behalf of the Company in the same manner as the Company then does for certificates for Common Stock of the Company.  The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile, and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Rights Certificate had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b)           Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of the

Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates, and such other information as the Rights Agent deems appropriate in the circumstances.

Section 6.               Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date and at or prior to the close of business on the Expiration Date, any Rights Certificates may be transferred, split up or combined with or exchanged for any other Rights Certificates, entitling the registered holder to purchase a like number of 1/1,000ths of a share of Preferred Stock (or following a Triggering Event, Common Stock, other securities or other assets, as may be necessary) as the Rights Certificate or Rights Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.  Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Rights Certificates so lost, stolen, destroyed or mutilated.

Section 7.               Exercise of Rights, Purchase Price, Expiration Date of Rights.

(a)           Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Sections 9(c),11(a)(iii) and 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly completed and executed, to the Rights Agent at the principal office of the Rights Agent or offices designated by the Rights Agent for such purposes, together with payment of the aggregate Purchase Price for the total number of 1/1,000ths of a share of Preferred Stock (or other securities or assets, as may be necessary and authorized) as to which such surrendered Rights are exercised, at or prior to the close of business on the earlier of:  (i) October 17, 2015 (the “Final Expiration Date”); or (ii) the date on which the Rights are redeemed as provided in Section 23; or (iii) the consummation of a transaction contemplated by Section 13(d) hereof (such earlier date being herein referred to as the “Expiration Date”).

(b)           The Purchase Price for each 1/1,000ths of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $225.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in accordance with paragraph (c) below.

(c)           Upon receipt of a Rights Certificate representing exercisable Rights with the form of election to purchase and the Certificate duly completed and executed, payment of the aggregate Purchase Price for the number of 1/1,000ths of a share of Preferred Stock (or other securities or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax, the Rights Agent shall thereupon, subject to Section 20(k), promptly:

(i)            (A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent for such Preferred Stock) a certificate for the total number of 1/1,000ths of a share of the Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent a depositary receipt representing such number of 1/1,000ths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby irrevocably authorizes such depositary agent to comply with such request;

(ii)           when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14;

(iii)          after receipt of such certificate or depositary receipt, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificates, registered in such name or names as may be designated by such holder; and

(iv)          when appropriate, after receipt promptly deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate.

The payment of the Purchase Price may be made:  (i) in cash or by certified bank check or bank draft payable to the order of the Company, (ii) by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of shares of Common Stock equal to the then Purchase Price divided by the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the Trading Date immediately preceding the date of such exercise, or (iii) by a combination of (i) and (ii).  In the event that the Company is obligated to issue securities, distribute property or pay cash pursuant to Section 11 (a) (iii) hereof, the Company will make all arrangements necessary so that cash, property or securities are available for issuance, distribution or payment by the Rights Agent, if and when appropriate.

(d)           In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)           Notwithstanding anything in this Agreement to the contrary, if there occurs the event set forth in Section 11(a)(ii), then any Rights that are or were beneficially owned by:  (i) an Acquiring Person or any Associate or Affiliate of such Acquiring Person; (ii) any subsequent holder of such Rights; (iii) a transferee of an Acquiring Person or of any Associate or Affiliate thereof who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which a majority of the Independent Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e) shall become or be (as the case may be) null and void with respect to the rights provided under Section 11(a)(ii) without any further action, and shall thereafter not provide any such holder with any rights whatsoever under this Agreement or otherwise.  The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees thereof.

(f)            Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have: (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise; and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

Section 8.               Cancellation and Destruction of Rights Certificates.

All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange, if surrendered to the Company or to any of its agents, shall be delivered to the Rights Agent for cancellation or in canceled form, or if surrendered to the Rights Agent, then shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all canceled Rights Certificates to the Company, or, at the written request of the Company, destroy such canceled Rights Certificates, and in such latter case shall deliver a certificate of destruction thereof to the Company.

Section 9.               Reservation and Availability of Shares of Capital Stock.

The Company covenants and agrees that it will:

(a)           Cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock or its authorized and issued Common Stock held in its treasury, other securities as provided herein or some combination thereof) the number of shares of Preferred Stock or other securities as provided herein or some combination of such securities that will be sufficient to permit the exercise in full of all outstanding Rights whenever issued.

(b)           If the shares of Preferred Stock (and following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable upon the exercise of Rights are listed on any national securities exchange, use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c)           Use its best efforts to: (i) file, as soon as practicable following the first occurrence of the Distribution Date, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form; (ii) cause such registration statement to become effective as soon as practicable after such filing; (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of the expiration of the Rights; (iv) to otherwise comply with all requirements of the Securities Act and the Exchange Act applicable to the exercise of the Rights and issuance of the securities upon such exercise; and (v) take promptly such action as may be appropriate under the blue sky or securities laws of the States such laws of which would be applicable to the Rights and the exercise thereof in order for the securities issuable upon exercise of the Rights to be offered, sold and delivered in accordance with such laws.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualifications in such jurisdiction shall have been obtained and such exercise shall be permitted under applicable law and a registration statement relating thereto shall have been declared effective.

(d)           Take all such action as may be necessary to ensure that all 1/1,000ths shares of the Preferred Stock (and following the occurrence of a Triggering Event, the other securities as permitted herein) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable.

(e)           Pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any certificates for a number of 1/1,000ths shares of the Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights all costs and expenses incurred in connection with the obligations set forth in this Section 9.  The Company shall not, however, be required:  (i) to pay any transfer tax that may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance of delivery of a number of certificates for whole or fractional shares of a Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder of the Rights Certificate evidencing Rights surrendered for exercise; or (ii) to issue or deliver any certificates for whole or fractional shares of the Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10.             Preferred Stock Record Date.

Each person in whose name any certificate for any whole or fractional shares of Preferred Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Preferred Stock (or other securities, as the case may be) represented thereby, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificates shall be dated, the next succeeding business day on which such transfer books for such securities are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights as a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

Section 11.             Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.

The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)

(i)            Changes in the Preferred Stock.  In the event that the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of the Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, then the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock (or other securities, as the case may be), issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon the payment of the Purchase Price then in effect, the aggregate number (whether whole or fractional) and kind of securities that if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.  If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii).

(ii)           Determination of Shares of Preferred Stock.  Subject to Section 24 hereof, in the event that any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any Person holding securities of the Company organized, appointed or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall become an Acquiring Person (except pursuant to a Permitted Offer or pursuant to a transaction set forth in Section 13(a) thereof; such an event being referred to herein as a “Section 11(a)(ii) Event”), then proper provisions shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall, for a period of 60 days after the effective date of an appropriate registration statement filed pursuant to Section 9 hereof, have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company (or in the discretion of the Board of Directors 1/1000ths of a share of Preferred Stock) as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of 1/1,000ths of a share of Preferred Stock for which a Right is exercisable (or, if the Distribution Date shall not have occurred prior to the date of such Section 11(a)(ii) Event, the number of shares of Common Stock of the Company for which a Right would have been exercisable if the Distribution Date had occurred on the Business Day immediately preceding the date of such Section 11(a)(ii) Event) immediately prior to the first occurrence of such

Section 11(a)(ii) Event, then (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the Purchase Price for each Right and for all other purposes of this Agreement) by 50 percent of the current market price per one share of Common Stock of the Company (determined pursuant to Section 11(d) on the date of the first occurrence of the Section 11(a)(ii) Event (such number of shares being referred to as the “Adjustment Shares”).

(iii)          Insufficient Preferred Stock.  In the event that there shall not be sufficient treasury shares or authorized but unissued and unreserved Preferred Stock (or Common Stock of the Company as provided for in Section 11(a)(ii) hereof) to permit the exercise in full of all the outstanding Rights in accordance with the foregoing subparagraph (ii) and the Rights become so exercisable, notwithstanding any other provision of this Agreement, to the extent necessary and permitted by applicable law, each Right shall thereafter represent the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement:  (A) shares (whether whole or fractional) of Common Stock of the Company that may permissibly be issued; (B) a number (whether whole or fractional) of other equity securities of the Company (or in the discretion of the Board of Directors of the Company, debt) including, but not limited to, whole or fractional shares of preferred stock of the Company other than the Preferred Stock (such alternative securities of the Company being referred to as “Capital Stock Equivalents”); or (C) some combination of (A), (B) and the Preferred Stock, that, in the case of (A), (B) or (C), the Board of Directors of the Company has determined to have the same aggregate current market value as determined based upon advice of a nationally recognized investment banking firm selected by the Independent Directors and/or pursuant to Section 11(d)(i) and (ii) hereof, to the extent applicable as the aggregate value of the Preferred Stock if there were available for issuance sufficient shares of Preferred Stock; provided, however, if there are unavailable sufficient Preferred Stock or Capital Stock Equivalents, then the Company shall, to the extent permitted by applicable law, promptly take all such action as may be necessary to authorize additional Preferred Stock or Capital Stock Equivalents for issuance upon exercise of the Rights, including the calling of a meeting of stockholders; and provided, further, that if the Company is unable to cause sufficient Preferred Stock or Capital Stock Equivalents to be available for issuance upon exercise in full of all of the outstanding Rights, then each Right shall thereafter represent the right to receive the Adjusted Number of Shares upon exercise of the Adjusted Purchase Price (as such terms are hereinafter defined).  As used herein, the term “Adjusted Number of Shares” shall be equal to that number of whole or fractional shares of Preferred Stock (or Capital Stock Equivalents) equal to the product of (A) the number of Adjustment Shares and (B) a fraction, the numerator of which is the number of Shares of Preferred Stock (or Capital Stock Equivalents) available for issuance upon exercise of the Rights and the denominator of which is the aggregate number of Adjustment Shares otherwise issuable upon exercise in full of all Rights (assuming there were a sufficient number of shares of Preferred Stock (or Capital Stock Equivalents as the case may be) available) (such fraction being referred to as the “Proration Factor”).  The “Adjusted Purchase Price” shall mean the product of the Purchase Price and the Proration Factor.  The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Shares of Preferred Stock and other Capital Stock Equivalents upon exercise of the Rights among holders of Rights.

(b)           Preferred Stock Rights or Warrants.  In case the Company shall fix a record date for the issuance of rights or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or Securities convertible into the Preferred Stock or similar preferred stock) at a price per share of Preferred Stock (or having a conversion price per share of Preferred Stock, if a security convertible into Preferred Stock) less than the current market price per share of Preferred Stock (as defined in Section 11(d) hereof) on such record date, then the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction the numerator of which shall be the number of shares of Preferred  Stock (whether whole or fractional) outstanding on such record date plus the number of shares of Preferred Stock that the aggregate offering price of the total number of shares of Preferred Stock and/or similar preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock (whether whole or fractional) outstanding on such record date plus the number of additional shares of Preferred Stock (whether whole or fractional) and/or similar preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in part or all in a form other than cash, then the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the Holders of the Rights.  Shares of Preferred Stock (whether whole or fractional) owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchased Price shall be adjusted to be the Purchase Price that would then be in effect if such record date has not been fixed.

(c)           Distributions on the Preferred Stock.  In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets (other than a regular periodic cash dividend at a rate not in excess of 125 percent of the rate of the last cash dividend theretofore paid out of the earnings or retained earnings of the Company or a dividend payable in Preferred Stock (but including any dividend payable in stock other than Preferred Stock)), securities or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), then the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction the numerator of which shall be the current market price per share of Preferred Stock (as defined in Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the Holders of the Rights) of the portion of the assets, evidences of indebtedness, securities, subscription rights or warrants so to be distributed and applicable to one share of Preferred Stock and the denominator of which shall be such current market price per share of Preferred Stock (as determined pursuant to Section 11(d) hereof).  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d)           Determination of Current Market Price.  For the purpose of any computation hereunder:

(i)            The “current market price” per share  of Common Stock on any date shall be deemed to be for purposes other than Section 11(a)(iii) hereof the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date and for purposes of Section 11(a)(iii) hereof, the average of the daily closing prices per share of such Common Stock for the 10 consecutive Trading Days immediately prior to that date; provided, however, that in the event that the current market price per share of Common Stock is determined during the period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of the requisite 30 or 10 Trading Day period, then, and in each such case, the current market price shall be appropriately adjusted to reflect the current market price per Common Stock equivalent.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the shares of the Common Stock are listed or admitted to trading or, if the shares of the Common Stock are not listed or admitted to trading on any national securities exchange, the last sale price or, if not so reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by the system then in use, or, if on any such date the shares of the Common Stock are not quoted by such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company.  If on any such date no market maker is making a market in the Common Stock, the fair value of such Common Stock on such date shall be as determined in good faith by the Independent Directors if the Independent Directors constitute a majority of the Board of Directors, or in the event the Independent Directors do not constitute a majority of the Board of Directors, by an independent investment banking firm selected by the Board of Directors.  The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading is open for the transaction of business or, if the shares of the Common Stock are not listed or admitted for trading on any national securities exchange, a Business Day on which securities were traded in the over-the-counter market.  If the Common Stock is not publicly held or not so listed or traded, “current market price” per share shall mean the fair value per share as determined in good faith by the Independent Directors if the Independent Directors constitute a majority of the Board of Directors or in the event the Independent Directors do not constitute a majority of the Board of Directors, by an independent investment banking firm selected by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(ii)       The “current market price” per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the “current market price” per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalization with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock.  If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, “current market price” per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Independent Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.  For all purposes of this Agreement, the “current market price” of 1/1,000ths of a share of Preferred Stock shall be equal to the “current market price” of one share of Preferred Stock divided by 1,000.

(e)           Limitation on Adjustment on Purchase Price.  Notwithstanding anything herein to the contrary, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1 percent in such price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

(f)            If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any Capital Stock Equivalents or other shares of capital stock of the Company other than shares of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the payment Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a) through (o), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g)           All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of 1/1,000ths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)           Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11 (b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of 1/1,000ths of a share of Preferred Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of 1/1,000ths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)            The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in lieu of any adjustment in the number of 1/1,000ths of a share of Preferred Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding, after such adjustment of the number of Rights, shall be exercisable for the number of 1/1,000ths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any date thereafter, but, if the Rights Certificates have been issued, shall be at least 10 Business Days later than the date of the public announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)            Irrespective of any adjustment or change in the Purchase Price or the number of 1/1,000ths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per 1/1,000ths of a share and the number of 1/1,000ths of a share that were expressed in the initial Rights Certificates issued hereunder and if so, shall not affect in any way the adjustments or changes required under this Agreement.

(k)           Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of 1/1,000ths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable such number of 1/1,000ths of a share of such Preferred Stock at such adjusted Purchase Price.

(l)            In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of 1/1,000ths of a share of Preferred Stock and Capital Stock Equivalents, if any, issuable upon such exercise over and above the number of 1/1,000ths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(m)          Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(n)           The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Sections 23 or 26 hereof, take (nor will it permit any of its subsidiaries to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(o)           The Company covenants and agrees that it shall not, at any time after the Distribution Date (other than in a transaction or series of transactions that comply with Section 11(n) hereof):  (i) consolidate with; (ii) merge with or into; or (iii) sell or transfer (or permit any of its subsidiaries to sell or transfer), in one or more transactions, assets or earning power aggregating more than 50 percent of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants, other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

(p)           Notwithstanding anything in this Agreement to the contrary, in the event that the Company shall at any time after the Record Date and prior to the Distribution Date:  (i) declare a dividend on the outstanding shares of Common Stock of the Company payable in shares of Common Stock of the Company, (ii) subdivide the outstanding shares of Common Stock of the Company, or (iii) combine the outstanding shares of Common Stock of the Company into a smaller number of shares, then the number of Rights associated with each share of Common Stock of the Company then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock of the Company following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock of the Company immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock of the Company outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock of the Company outstanding immediately following the occurrence of such event.

(q)           The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights provided for under this Agreement, including the rights provided for by Section 13.

(r)            Notwithstanding any other provision of this Agreement to the contrary, if the Company determines that a registration statement filed pursuant to Section 9(c) hereof is required to be amended or supplemented to continue to comply with the Securities Act, then the Company may suspend the exercisability of the Rights and shall promptly after such determination take all necessary steps to cause to be effective such amended or supplemented registration statement.  Immediately following such determination to amend or supplement such registration statement, and immediately following the time such amended or supplemented registration statement shall become effective, the Company shall publicly announce the suspension of the exercisability of the Rights or the termination of such suspension.

Section 12.             Certificate of Adjusted Purchase Price or Number of Shares.

Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall:  (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment; (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock copy of such certificate; and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Shares of Common Stock) in accordance with Section 26 hereof.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

Section 13.             Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)           Effect on Rights.  In the event that, on or after the Share Acquisition Date, directly or indirectly:  (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) and the Company shall not be the surviving or continuing corporation of such consolidation or merger; (y) any Person (other than a subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Shares of Common Stock of the Company shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or (z) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50 percent of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that:  (i) each holder of a Right (except as provided in Section 7(e) hereof) shall thereafter be entitled to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of validly authorized and issued, fully paid, non-assessable and freely tradable Common Stock of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of call or first refusal, or other adverse claims as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the then number of 1/1,000ths of a share of Preferred Stock for which a Right is then exercisable immediately prior to the first occurrence of any of the events described in subsections (x), (y) or (z) of this paragraph (a) of Section 13 (each a “Section 13 Event”) (or, if an event described in Section 11(a)(ii) (each a “Section 11 (a) (ii) Event”) has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such 1/1,000ths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event) by the Purchase Price in effect immediately prior to such first occurrence, and (B) dividing that product (which following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of the Agreement) by 50 percent of the current market price per share of the

Common Stock of such Principal Party (determined in the manner described in Section 11(d)(i) hereof) on the date of consummation of such Section 13 Event; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof apply to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the authorization and reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights.

(b)           Definition of Principal Party.  The term “Principal Party” shall mean:

(i)            in the case of any transaction described in subsection (x) or (y) of paragraph (a) of this Section 13, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation; or

(ii)           in the case of any transaction described in subsection (z) of paragraph (a) of this Section 13, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (x) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person the Common Stock of which is so registered; (y) in case such Person is a subsidiary, directly or indirectly, of more than one Person, the Common Stocks of all of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares held by the public, and (z) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (x) and (y) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a “subsidiary” of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c)           Limitation on Consummation of Mergers.  The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of all of the Outstanding Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

(i)            prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing, (B) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, (C) comply with all applicable State blue sky and other securities laws, and (D) take all such other action necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights; and

(ii)           will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.  In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

(d)           Permitted Offers.  Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subsections (x) and (y) of paragraph (a) of this Section 13 if:  (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer (or a wholly owned subsidiary of any such Person or Persons); (ii) the price per share of Common Stock of the Company offered in such transaction is not less than the price per Common Share of the Company paid to all holders of Common Stock of the Company whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration being offered to the remaining holders of Common Stock of the Company pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer.  Upon consummation of such transaction contemplated by this paragraph (d), all Rights hereunder shall expire.

Section 14.             Fractional Rights and Fractional Shares.

(a)       Issuance of Fractional Rights.  The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date in accordance with Section 11(p) hereof, or to distribute Rights Certificates that evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, by such system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors.  If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Independent Directors if such directors constitute a majority of the Board of Directors or by an independent investment Banker selected by the Independent Directors.

(b)       Issuance of Certain Fractional Shares of Preferred Stock.  The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of 1/1,000ths of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions that are integral multiples of 1/1,000ths of a share of Preferred Stock).  In lieu of fractional shares that are not integral multiples of 1/1,000ths of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of 1/1,000ths of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of 1/1,000ths of a share of Preferred Stock shall be 1/1,000ths of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise.

(c)       Following the occurrence of a Triggering Event the Company shall not be required to issue fractions of shares of its Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of such Common Stock.  In lieu of fractional shares of such Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of a the Common Stock of the Company.  For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(d)       The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this Section 14.

Section 15.             Rights of Action.

All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

Section 16.             Agreement of Right Holders.

Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agents and with every other holder of a Right that:

(a)           prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

(b)           after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c)           subject to Section 6(a), Section 7(e) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

(d)           notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.             Rights Certificate Holder Not Deemed a Stockholder.

No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of whole or fractional shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificates shall have been exercised in accordance with the provisions hereof.

Section 18.             Concerning the Rights Agent.

(a)           The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the cost and expenses of defending against any claim of liability in the premises and reasonable counsel fees and expenses.

(b)           The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for the Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c)           Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 19.             Merger or Consolidation or Change of Name of Rights Agent.

(a)           Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation, succeeding to the corporate trust, stock transfer or other stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificate so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)           In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.             Duties of Rights Agent.

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)           The Rights Agent may consult with the legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)           Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer, any assistant treasurer, the Secretary, or any assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)           The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d)           The Rights Agent shall not be liable for, or by reason of, any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)           The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or be responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of the Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and non-assessable.

(f)            The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may be reasonably required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)           The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any assistant Treasurer, the Secretary, or any assistant secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

(h)           The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i)            The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct provided that reasonable care was exercised in the selection and continued employment thereof.

(j)            No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)           If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicated an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

Section 21.             Change of Rights Agent.

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement and upon 30 days notice in writing mailed to the Company and, to the extent that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Preferred Stock and the Common Stock by registered or certified mail.  In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination, and any required notice will be sent by the Company.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock and the Common Stock by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor Rights Agent.  If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be:  (i) a legal business entity, existing and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million; or (ii) an Affiliate of the entity described in clause (i) of this sentence.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock and the Common Stock, and if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.             Issuance of New Rights Certificates.

Notwithstanding any of the provision of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale of shares of Common Stock of the Company following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to such shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement granted or awarded prior to or as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificates would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.             Redemption and Termination.

(a)           The Board of Directors may, at its option, at any time prior to the Close of Business, on the earlier of (x) the Share Acquisition Date (or if the Share Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date) or (y) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0025 per Right as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”), provided, however, that if, following the occurrence of a Share Acquisition Date but prior to any event described in Section 13(a), either (x) in connection with any event specified in Section 13(a) in which all holders of Common Stock are treated alike and not involving (other than as a holder of Common Stock being treated like all other such holders) an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other person in which such Acquiring Person, Affiliate or such Associate has any interest, or any other Person acting directly or indirectly on behalf of or in association with any such Acquiring Person, Affiliate or Associate, or (y) following the occurrence of an event set forth in, and the expiration of any period during which the holders of Rights may exercise the Rights under, Section 11 (a) (ii) if each of the following shall have occurred and remain in effect:  (i) such Section 11 (a) (ii) event shall be deemed inadvertent as determined by the Board of Directors in its discretion taking into account all such factors as it deems relevant; (ii) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in a transaction, or series of transactions, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of 10 percent or less of the outstanding shares of Common Stock of the Company, (iii) there are no other Persons, immediately following the occurrence of the event described in clause (ii) hereof, who are Acquiring Persons, and (iv) the transfer or other disposition described in clause (ii) hereof, above was other than pursuant to a transaction, or series of transactions, which directly or indirectly involved the Company or any of its Subsidiaries, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23.

(b)           Immediately upon the action of the Board of Directors ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  Promptly after the action of the Board of Directors ordering the redemption for the Rights, the Company shall file with the Rights Agent evidence of such action by the Board of Directors and shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at such holder’s last addresses as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock of the Company.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.  Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, and other than in connection with the purchase of Common Stock of the Company prior to the Distribution Date.

Section 24.             Exchange.

(a)           The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding  Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”), provided that the shares of Common Stock so exchanged shall be of the same class or series which the holders of such Rights would have been entitled to receive upon the exercise thereof. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than a person exempted under Section 1(a)(i)-(v)), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of voting securities of the Company then outstanding representing 50% or more of the voting power of the Company.

(b)           Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of the holders of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio, provided that the shares of Common Stock so exchanged shall be of the same class or series which the holder of such Rights would have been entitled to receive upon the exercise thereof. The Company shall promptly make a public announcement of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to make, or any defect in, such public announcement shall not affect the legality or validity of such exchange. Promptly after the action of the Board of Directors ordering the exchange of the Rights becoming effective, the Company shall provide notice of such exchange to the holders of the then outstanding Rights in accordance with Section 26 hereof (provided that the failure to give, or any defect in, such notice shall not affect the legality or validity of such exchange). Any notice which is mailed in the manner provided in Section 26 hereof shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c)           Notwithstanding paragraphs (a) and (b) of this Section 24, in the event that there shall not be authorized and unissued shares of the applicable class or series of Common Stock and/or authorized and issued shares of the applicable class or series of Common Stock held in its treasury sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of the applicable class or series of Common Stock for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional shares of the applicable class or series of Common Stock, the Company shall substitute, for each share of such class or series of Common Stock that would otherwise be issuable upon exchange of a Right, cash, other securities (including shares of Preferred Stock or fractions thereof) or other assets having an aggregate value equal to the Current Market Price per share of Common Stock as of the date of issuance of such cash, other securities or other assets.

(d)           Notwithstanding paragraphs (a) and (b) of this Section 24, the Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Price per share of the applicable class or series of Common Stock as of the Trading Day immediately prior to the record date of exchange pursuant to this Section 24.

(e)           Prior to effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement (the “Trust Agreement”) in substantially the form attached hereto as Exhibit D. If the Board so directs the Company to enter into the Trust Agreement, at the Effective Time (as defined in the Trust Agreement), the Company shall issue to the trust created by the Trust Agreement (the “Trust”) all of the shares of Common Stock and other securities, if any, distributable pursuant to the exchange (which, for the avoidance of doubt, shall not include any shares or other securities distributed pursuant to the Initial Distribution (as defined in the Trust Agreement)), along with any dividends or distributions made on such shares or other securities after the Effective Time (as defined in the Trust Agreement), and all stockholders entitled to distribution of such shares or other securities (and any dividends or distributions made thereon after the Effective Time (as defined in the Trust Agreement)) shall be entitled to receive distribution of such shares or other securities (and any dividends or distributions made thereon after the Effective Time (as defined in the Trust Agreement)) from the Trust solely upon compliance with all relevant terms and provisions of the Trust Agreement.

(f)            Prior to effecting an exchange and registering shares of Common Stock (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Affiliates and Associates (or former Beneficial Owners thereof and their Affiliates and Associates) as the Company shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 11(a)(ii) hereof and not transferable or exerciseable or exchangeable in connection herewith. Any shares of Common Stock or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable shares of Common Stock or of such other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

Section 25.             Notice of Certain Events.

(a)           In case the Company shall propose at any time following the Distribution Date:  (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular periodic cash dividend at a rate not in excess of 125 percent of the rate of the last cash dividend theretofore paid); (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock); (iv) to effect any consolidation or merger into or with any other Person (other than a subsidiary of the Company in a transaction or transactions that comply with Section 11(o) hereof); (v) to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50 percent of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person (other than a Subsidiary of the Company in a transaction or transactions that comply with Section 11(o) hereof); or (vi) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for, and the purposes of, such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty days prior to the record date for determining holders of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock, whichever shall be earlier.

(b)           In case any of the events set forth in Section 11(a)(ii) of this Agreement shall occur, then, in any such case; (i) the Company shall, as soon as practicable thereafter, give to each holder of a Rights Certificate, in accordance with Section 26 and to the extent feasible, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11 (a) (ii); and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed to thereafter refer to Common Stock and/or other securities, as the case may be.

Section 26.             Notices.

Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

DST Systems, Inc.

Attn.:  Chief Legal Officer

333 West 11th Street

Kansas City, Missouri 64105

Facsimile:  (816)435-8630

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton, Massachusetts 02021

Attention: Client Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.             Supplements and Amendments.

Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of Rights Certificates.  From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement, amend, remove any provision of this Agreement without approval of any holders of Rights in order:  (i) to cure any ambiguity; (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein; (iii) to shorten or lengthen any time period hereunder (which lengthening or shortening, following the first occurrence of an event set forth in clauses (i) and (ii) of the first proviso to Section 23(a) hereof, shall be effective only if there are Independent Directors and shall require the concurrence of a majority of such Independent Directors, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person; provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights.  Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement.  Notwithstanding anything contained in this Agreement to the Contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of 1/1,000ths of a share of Preferred Stock for which a Right is exercisable.  Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock of the Company.

Section 28.             Successors.

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.             Determination and Actions by the Board of Directors, etc.

For all purposes of this Agreement, any calculation of the number of shares of Common Stock of the Company or any other class of capital stock of the Company outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of the Company of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors (and, where specifically provided for herein, the Independent Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors, or the Company (or, as expressly provided, the Independent Directors), or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement).  All such actions, calculations, interpretations and determinations (including, for the purpose of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors (or, as provided for, by the Independent Directors) in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties, and (ii) not subject the Board of Directors or the Independent Directors to any liability to any holder of the Rights Certificates.

Section 30.             Benefits of this Agreement.

Nothing in this Agreement shall be construed to give any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and prior to the Distribution date the registered holders of the Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and prior to the Distribution Date the registered holders of the Common Stock of the Company).

Section 31.             Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.  Without limiting the foregoing, if any provision requiring the Independent Directors to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board of Directors in accordance with applicable law and the Company’s Certificate of Incorporation and By-Laws.

Section 32.             Governing Law.

This Agreement, each Rights Certificate and each Right issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 33.             Counterparts.

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 34.             Descriptive Headings.

Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 35.             Force Majeure.

Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

[SEAL]		DST SYSTEMS, INC.

Attest:
		By:	/s/Kenneth V. Hager
By:	/s/ Theresa Hursh		Name: Kenneth V. Hager
	Name: Theresa Hursh		Title: Vice-President, Chief Financial Officer and Treasurer
Title: Senior Counsel

COMPUTERSHARE TRUST COMPANY, N.A.
Attest:

By:	/s/ Stephen Cesso	By	/s/ Dennis V. Moccia
	Name: Stephen Cesso		Name: Dennis V. Moccia
	Title: US General Counsel		Title: Manager, Contract Administration

EXHIBIT A

FORM OF

CERTIFICATE OF DESIGNATION

OF

DST SYSTEMS, INC.

SERIES A PREFERRED STOCK

DST Systems, Inc., a corporation organized and existing under and by virtue of The General and Business Corporation Law of Delaware, DOES HEREBY CERTIFY:

That at a meeting of the Board of Directors of DST Systems, Inc. the following resolution was duly adopted creating shares of Preferred Stock, designated as Series A Preferred Stock.

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, as amended, a series of Series A Preferred Stock of the Corporation be, and it hereby is created, and the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of such series, and the qualifications, limitations or restrictions thereof (in addition to the provisions set forth in the Certificate of Incorporation, as amended, of the Corporation, which are applicable to the Preferred Stock of all classes and series) are as follows:

1.             Designation and Amount.  The shares of such series shall be designated as “Series A Preferred Stock” and the number of shares initially constituting such series shall be 100,000.

2.             Dividends and Distributions.

(A)          Subject to any prior and superior rights of the holders of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series A Preferred Stock to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $0.01 per share, of the

Corporation (the “Common Stock”) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.  In the event the Corporation shall at any time after October 18, 2005 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.  Such adjustment shall be made successively whenever such a dividend or change in the Common Stock is consummated.

(B)           The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

3.             Voting Rights.  The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A)          Subject to the provision for adjustment hereinafter set forth, each 1/1,000th share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters voted on at a meeting of the stockholders of the Corporation.  In the event the

Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, or (u) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.  Such adjustment shall be made successively whenever such a dividend or change in the Common Stock is consummated.

(B)           Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters voted on at a meeting of stockholders of the Corporation.

(C)           Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4.             Certain Restrictions.

(A)          Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)            declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)           declare or pay dividends on or make any other distributions on any shares of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)          redeem or purchase or otherwise acquire for consideration shares of any capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any capital stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)          purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred

Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5.             Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

6.             Liquidation Dissolution or Winding Up.

(A)          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made on any shares of capital stock of the Corporation that rank junior (whether as to dividends or upon liquidation, dissolution or winding up) to Series A Preferred unless prior thereto the holders of Series A Preferred Shares shall have received an amount equal to 1,000 times the aggregate amount to be distributed per share to holders of the common stock.

(B)           In the event, however, that there are not sufficient assets available to permit payment in full of the Series A liquidation preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

(C)           In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7.             Merger; Consolidation, etc.  In case the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each such case, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8.             No Redemption.  The Series A Preferred Stock shall not be redeemable.

9.             Ranking.  The Series A Preferred Stock shall rank on a parity with all other series of the Corporation’s Preferred Stock as to the payment of dividends and other distribution of assets, unless the terms of any such other series shall provide otherwise.

10.           Amendment.  The Certificate of Incorporation of the Corporation shall not be further amended in any manner that would materially alter or change the powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

11.           Fractional Shares.  Series A Preferred Stock may be issued in fractions of a share, which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

IN WITNESS HEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive Officer and attested by its Secretary this            day of           ,         .

DST SYSTEMS, INC.

By:
Thomas A. McDonnell, Chief Executive Officer

ATTEST:

Secretary

STATE OF MISSOURI	)
) ss.
COUNTY OF JACKSON	)

Before me, the undersigned Notary Public in and for said county and state, this day personally appeared                                  , personally known to me to be the Chief Executive Officer of DST SYSTEMS, INC.  and who executed the foregoing instrument as Chief Executive Officer of DST Systems, Inc. and being first duly sworn, acknowledged reading in full and fully understanding the foregoing, acknowledged the facts therein stated to be true and correct, and who further acknowledged the execution of the same as the voluntary act of the Corporation.

Witness my hand and seal this            day of                         ,         .

Notary Public

My Commission Expires:

EXHIBIT B

FORM OF RIGHTS CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER OCTOBER 17, 2015 OR EARLIER IF REDEEMED BY THE COMPANY.  THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $                           PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.  [THE RIGHTS PRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT).  ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

RIGHTS CERTIFICATE

This certifies that                                                                                           , or registered assigns is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of                       , 2005 (the “Rights Agreement”) between DST Systems, Inc., a Delaware corporation (the “Company”), and EquiServe Trust Company, N.A., a national banking association (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M.  (Kansas City, Missouri time) on                                    at the principal office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, 1/1,000ths of a fully paid nonassessable share of the Series A Preferred Stock (the “Preferred Stock”), of the Company, at a purchase price of $                     per 1/1,000ths of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed.  The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per 1/1,000ths share set forth above, are the number and Purchase Price as of                                 , 200  , based on the Preferred Stock of the Company as constituted at such date.

* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Upon the occurrence of a transaction listed in Section 11(a)(ii) (a “Section 11(a)(ii) Event”), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a) (ii) Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitation of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement.  Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of 1/1,000ths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase.  If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its options at a redemption price of $0.0025 per Right.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of 1/1,000ths of a share of Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other action affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Right evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of this            day of                            , 201  .

[SEAL]	DST SYSTEMS, INC.

By
Thomas A. McDonnell
Title: Chief Executive Officer

ATTEST:

Title: Secretary

Countersigned:

[RIGHTS AGENT]

By
Authorized Signature

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificates.)

FOR VALUE RECEIVED                                                                             hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                                                    Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

A.            this Rights Certificate [   ] is [   ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

B.            after due inquiry and to the best knowledge of the undersigned, the undersigned [   ] did [   ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:

Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires
to exercise Rights represented
by the Rights Certificate)

To:

The undersigned hereby irrevocably elects to exercise            Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the.  Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated:                                              ,

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           the Rights evidenced by this Rights Certificate [   ] are [   ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)           after due inquiry and to the best knowledge of the undersigned, the undersigned [   ] did [   ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: , 201
Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

DETAILED SUMMARY OF RIGHTS TO PURCHASE
SERIES A PREFERRED STOCK

On October 3, 2005, the Board of Directors (the “Board”) of DST Systems, Inc. (the “Company”) declared a dividend distribution of one Right for each outstanding share of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), to the stockholders of record as of the close of business on October 18, 2005 (the “Record Date”).  Each Right entitles the registered holder thereof to purchase from the Company 1/1,000ths of a share of Series A Preferred Stock, par value 1.00 per share (the “Preferred Stock”) (or in some circumstances, Common Stock, other securities, cash or other assets, as summarized below) at a price of $225.00 per share (the “Purchase Price”), (both shares and price are subject to adjustment as described below).  The complete terms and conditions of the Rights are set forth in a Rights Agreement between the Company and the Rights Agent, dated as of October 10, 2005, as amended and restated as of August 5, 2011 and as may be amended from time to time (the “Rights Agreement”).  Capitalized terms not defined herein are defined in the Rights Agreement.

Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed.  Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten (10) business days following a public announcement that a person or group of affiliated or associated persons (each such person or group of affiliated or associated persons referred to herein and in the Rights Agreement as an “Acquiring Person”) has acquired beneficial ownership of fifteen percent (15%) or more of the then outstanding shares of Common Stock (including, without duplication, the number of shares that are deemed to be constructively owned (as defined in the Rights Agreement) through synthetic long positions (as defined in the Rights Agreement)), or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.  As used herein and in the Rights Agreement, an Independent Director means any member of the Board of Directors of the Company, while such person is a member of the Board, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate.

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business of the Distribution Date, and thereafter the separate Rights Certificates alone will represent the Rights.  Following the Distribution Date, shares of Common Stock issued will be accompanied by Rights only in certain instances.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 17, 2015, unless the Rights are earlier redeemed by the Company as described below.

In the event that a Person becomes an Acquiring Person, except pursuant to a tender or exchange offer for all outstanding shares of Common Stock which a majority of the Independent Directors determines to be adequate and otherwise in the best interests of the Company’s stockholders, taking into consideration all factors that such directors deem relevant (a “Permitted Offer”), each holder of a Right will thereafter have the right to receive, upon exercise of the Right at the then current Purchase Price, that number of shares of the Preferred Stock (or in certain circumstances, Common Stock or assets or other securities of the Company) having a market value of two times the Purchase Price. Notwithstanding the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are or were beneficially owned by any Acquiring Person will be null and void.

For example, at a Purchase Price of $225.00, each Right not owned by an Acquiring Person following an event set forth in the preceding paragraph would entitle its holder to purchase $450.00 worth of Preferred Stock (or other consideration, as noted above) for $225.00.  Assuming that the Common Stock has a current market value of $60.00, and the Preferred Stock has a current market value of 1,000 times the current market value of the Common Stock, or $60,000.00, at such time, the holder of each valid right would be entitled to purchase .0075 shares of Preferred Stock, or the equivalent of 7.5 shares of Common Stock, for $225.00.

In the event that, at any time following the Share Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) fifty percent (50%) or more of the Company’s assets, cash flow or earning power is sold or transferred (in each case other than with an entity which acquired the shares pursuant to a Permitted Offer), each holder of a Right shall thereafter have the right to receive, upon exercise of the Right at the then current Purchase Price, that number of shares of the common stock of the acquiring company (or certain of its affiliates) that at the time of such transaction would have a market value of two times the exercise price of the Right.  If the Rights are exercised to acquire the Preferred Stock, then the Rights will not thereafter be exercisable to acquire the securities of any Acquiring Person.  The events set forth in this paragraph and in the second preceding paragraph are referred to in the Rights Agreement as “Triggering Events.”

The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person and prior to the acquisition by any Person or group of a majority of the outstanding Common Stock, exchange all or part of the then outstanding and exercisable Rights (excluding Rights that have become null and void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

At any time until the Share Acquisition Date or the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.0025 per Right (the “Redemption Price”).  Following the Share Acquisition Date, but prior to an event listed in

Section 13(a) of the Rights Agreement (i.e. a merger, consolidation or sale of more than 50 percent of the assets or earnings power of the Company and its subsidiaries), the Company may redeem the Rights in connection with any event specified in Section 13(a) in which all stockholders are treated alike and which does not include the Acquiring Person or its Affiliates or Associates.  In addition, the Company’s right of redemption may be reinstated following an inadvertent trigger of the Rights (as determined by the Board) if an Acquiring Person reduces its beneficial ownership to 10 percent or less of the outstanding shares of Common Stock of the Company in a transaction or series of transactions not involving the Company.  Immediately upon the action of the Board electing to redeem the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending on the circumstances, recognize taxable income in the event that the Rights become exercisable for the Preferred Stock (or other securities, as the case may be) of the Company or for common stock of an acquiring company or in the event of the redemption of the Rights as set forth above.

The Purchase Price payable, and the number of shares of Preferred Stock (or Common Stock, other securities, cash or other assets, as the case may be) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent (1%) in such Purchase Price.  No fractional shares will be issued (other than fractional shares which are integral multiples of 1/1,000ths of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last Trading Date prior to the date of exercise.

Prior to the Distribution Date, the Board may amend or supplement any provision of the Rights Agreement without the consent of the holders of the Rights.  Following the Distribution Date, the Board of Directors may amend the provisions of the Rights Agreement in order to cure any ambiguity, to correct any defect or inconsistency or to make changes deemed necessary or desirable, so long as such changes do not adversely affect the interests of the holders of the Rights (excluding the interests of any Acquiring Person and its affiliates and associates).  In any case, however, the Board of Directors may not amend or supplement the Rights Agreement to change or supplement the Redemption Price, Final Expiration Date, the Purchase Price or the number of 1/1,000ths of a share of Preferred Stock for which a Right is exercisable.

The Rights may have the effect of impeding a change in control of the Company without the prior consent of the Board, and the Rights could cause substantial dilution to a person that attempts to acquire the Company without conditioning the offer on redemption of the Rights by the Board or on the acquisition by such person of a substantial number of Rights.  The Rights will not interfere with any Permitted Offer for all of the outstanding Common Stock that has the approval of the Independent Directors.

A copy of the Rights Agreement is available free of charge from the Company by written request to DST Systems, Inc., 333 West 11th Street, Kansas City, Missouri 64105.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.  In the event of a conflict between this summary and the Rights Agreement, the Rights Agreement will prevail.

Exhibit D

TRUST AGREEMENT

TRUST AGREEMENT dated as of                      , 201_ (this “Trust Agreement” or this “Agreement”) between DST Systems, Inc., a Delaware corporation, as depositor (the “Depositor”), and                                           , as trustee (the “Trustee”).

ARTICLE I

ORGANIZATION

Section 1.1                                      Creation of Trust.  The Depositor and the Trustee hereby create a trust (the “Trust”) on the terms and conditions set forth herein for the benefit of the Depositor.  The Trust shall be known as “DST Rights Exchange Trust,” in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.  It is the intention of the parties hereto that the Trust created hereby constitutes a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. (the “Delaware Statutory Trust Act”) and that this Agreement constitute the governing instrument of the Trust.  The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit A.

Section 1.2                                      Situs of Trust.  The Trust will be located and administered in the State of Delaware.  The only office of the Trust will be at the Corporate Trust Office of the Trustee within the State of Delaware.

Section 1.3                                      Appointment of Trustee.  The Depositor hereby appoints the Trustee as trustee of the Trust, effective immediately following the distribution of shares of Common Stock issued pursuant to the Exchange to Persons which have provided verification that such Person is not an Acquiring Person or any Associate or Affiliate thereof (the “Initial Distribution”) (the “Effective Time”), to have all the rights, powers and duties set forth herein.  The Trustee hereby accepts such appointment and declares that it will hold the Trust Estate (as defined herein) upon the trusts set forth herein and for the use and benefit of the Beneficiaries (as defined herein).

Section 1.4                                      Purposes and Powers of the Trust.  The purposes of the Trust are, and the Trust shall have the power and authority, to engage in the following activities:

(a)                                  to accept and hold the Trust Estate;

(b)                                 to distribute the Trust Estate to the Beneficiaries pursuant to the terms hereof; and

to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

Section 1.5                                      Transfer to Trust.  At the Effective Time, the Depositor shall transfer and deposit into the Trust, for the purposes set forth herein, that number of shares of Common Stock equal to (a) the total number of shares of Common Stock issued pursuant to the Exchange less (b) that number of shares of Common Stock distributed in connection with the Initial Distribution.  Such deposit, together with any dividends or distributions thereon made after the

Effective Time and all other assets or rights held from time to time by the Trust, shall constitute the “Trust Estate.” In connection with such initial deposit, at the Effective Time, the Depositor shall deliver, or cause to be delivered, to the Trustee written confirmation of the number of shares of Common Stock that have been issued in the name of the Trust.  In connection with each deposit made after the Effective Time, the Depositor shall deliver, or cause to be delivered, to the Trustee a written notice describing the assets so deposited and the rights of the Beneficiaries with respect thereto.

Section 1.6                                      Title to Trust Property.  Legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

ARTICLE II

BENEFICIARIES

Section 2.1                                      Beneficiaries.  The Persons entitled to participate in the exchange of Rights declared on [            ] (the “Exchange”) and who have not received shares of the Depositor’s common stock, par value $0.01 per share, in the Initial Distribution shall automatically, and without any action being required of such Persons, be the beneficial owners (each, a “Beneficiary” and collectively, the “Beneficiaries”) of the Trust, each owning the same number of Beneficial Interest Units as shares of Common Stock distributable to such Beneficiary pursuant to the Exchange (together with any dividends and distributions thereon made after the Effective Time).  For purposes of this Trust Agreement, “Beneficial Interest Units” shall mean equal units of the undivided beneficial interest (as provided in this Trust Agreement) of the Beneficiaries in the Trust Estate.  The Beneficial Interest Units shall be uncertificated.  For the avoidance of doubt, [insert name of Acquiring Person] and any Affiliates or Associates of [insert name of Acquiring Person] shall not be Beneficiaries of the Trust.

Section 2.2                                      Transfer of Beneficial Interest Units.  Beneficial Interest Units may not be transferred in any manner whatsoever (including, without limitation, by sale, exchange, gift, pledge or creation of a security interest) except (a) by bequest or inheritance in the case of an individual Beneficiary, or (b) by operation of law.

ARTICLE III

DECLARATION OF TRUST

Section 3.1                                      Declaration of Trust.  The Trustee hereby declares that it will hold the Trust Estate and all other assets and documents delivered to it pursuant to this Trust Agreement, in trust upon and subject to the conditions set forth herein for the use and benefit of the Beneficiaries.  The Trust is being established by the Depositor for the protection and conservation of the Trust Estate.

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ARTICLE IV

DISTRIBUTIONS OF TRUST ESTATE

Section 4.1                                      Distributions.  Each Beneficial Interest Unit shall entitle the holder thereof to distribution of a like number of shares of Common Stock from the Trust upon the terms and conditions provided herein, plus any dividends or distributions on the underlying shares of Common Stock made after the Effective Time.  The Trustee shall distribute shares of Common Stock (plus any dividends or distributions on the underlying shares of Common Stock made after the Effective Time) to a Beneficiary that has complied with Section 4.2 hereof as promptly as practicable following the date on which such Beneficiary has provided the Trustee with the certification required by Section 4.2 hereof.  Upon receipt of the certification of a Beneficiary required by Section 4.2 hereof, the Trustee shall (i) notify [insert name of transfer agent] (or any successor transfer agent) and the Depositor of the name of such Beneficiary and the number of shares of Common Stock requested by such certifying Beneficiary and (ii) submit a transfer instruction, to [insert name of transfer agent] (or any such successor transfer agent), directing the transfer of the requested number of shares of Common Stock held by the Trust to the certifying Beneficiary.

Upon the distribution of shares of Common Stock (plus any dividends or distributions on the underlying shares of Common Stock made after the Effective Time) to a Beneficiary such Beneficiary’s Beneficial Interest Units shall be automatically terminated and such Beneficiary will cease to be a Beneficiary of the Trust thereupon.  In the event that there are insufficient shares of Common Stock or other assets held by the Trust to honor all requests for distribution made in compliance with this Agreement and received by the Trustee, the Trustee shall notify the Depositor of such deficiency, and the Depositor shall use its best efforts to cause to be issued or delivered to the Trust such number of shares and such other assets as shall be necessary to satisfy such deficiency.

Section 4.2                                      Certification of Beneficiary Status.  As a condition to its receipt of any distribution from the Trust, each Beneficiary that is or was a registered owner of Common Stock on the books and records of the Depositor must provide the Trustee with the certification as to Beneficiary status in the form attached hereto as Exhibit B, and each Beneficiary that holds or held its shares beneficially in “street name” must provide the Trustee with the certification as to Beneficiary status in the form attached hereto as Exhibit C.  The Trustee shall be fully protected in relying upon such certification and shall have no duty or obligation to verify the status of a Beneficiary or the accuracy of such Beneficiary’s claim to its respective portion of the Trust Estate.  Notwithstanding anything to the contrary set forth herein, the Depositor, in its absolute discretion, may exempt any Beneficiary from the requirement to provide any such certification by furnishing to the Trustee written notice specifying the identity of the Beneficiary and the number of Beneficial Interest Units held thereby and representing that the Depositor has declared such Beneficiary to be exempt from such requirement (and the Trustee, in making a distribution to any such Beneficiary, shall be fully protected in relying on the Depositor’s representation that such Beneficiary is exempt from such requirement).  Upon receipt of any such notice, the Trustee shall distribute to the relevant Beneficiary that portion of the Trust Estate represented by such Beneficiary’s Beneficial Interest Units and, upon such distribution, such Beneficiary’s

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Beneficial Interest Units shall be automatically terminated and such Beneficiary shall cease to be a Beneficiary of the Trust.

Section 4.3                                      Dividends.

4.3.1                                                Cash Dividends.  The Trustee shall receive and hold, subject to the terms of this Agreement, any dividends or distributions declared and paid on the shares included in the Trust Estate (which dividends or distributions shall become part of the Trust Estate) and shall distribute such dividends or distributions to the Beneficiaries in proportion to their respective interests therein in accordance with the terms of this Agreement, such distribution to be equivalent to the dividends or distribution which each respective holder would have otherwise been entitled to receive had such shares not then been included in the Trust Estate at the time of the payment of the dividend or distribution.  Payment of any such dividends or distributions shall be made by check or wire transfer as a one-time disbursement at the time of the distribution to such Beneficiary of its respective portion of the Trust Estate.

4.3.2                                                Trust Account; Money Need Not Be Segregated.  (a) If the Trustee shall receive any dividends or distributions on the Trust Estate, the Trustee shall establish and maintain with itself a non-interest bearing trust account (the “Trust Account”), into which it shall deposit, on the same day as received, such dividends or distributions and any future dividends or distributions received by it, for disbursement to the Beneficiaries in accordance with Section 4.3.1 above.  No monies received by the Trustee need be segregated in any manner except to the extent required by law, and the Trustee shall not be liable for any interest thereon.

Section 4.4                                      Stock Dividends and Other Distributions.  The Trustee shall receive and hold, subject to the terms of this Agreement, any securities of the Company issued in respect of the shares included in the Trust Estate by reason of any capital reorganization, stock split, combination, stock dividend or other distribution, including through any exchange of rights (which securities shall become part of the Trust Estate), and shall deliver such securities to the Beneficiaries in proportion to their respective interests therein in accordance with the terms of this Agreement.

Section 4.5                                      Merger, Consolidation and Dissolution.  In connection with any merger, consolidation or dissolution involving the Company or any shares of Common Stock of the Company or other voting securities held in the Trust immediately prior to the effective time of such merger, consolidation or dissolution, such shares of Common Stock and other voting securities, if any, shall be converted at the effective time of such merger or consolidation into shares of stock or other equity interests of the surviving or resulting entity of such merger or consolidation on the same terms as are provided for all other shares of Common Stock of the Company or voting securities under the agreement of merger or consolidation, as the case may be, or shall be converted at the effective time of such merger or dissolution into the right to receive the consideration payable in connection with such merger or dissolution on the same terms as are provided for all other shares of Common Stock of the Company or voting securities under the agreement of merger or plan of dissolution, as the case may be, and the Trustee shall hold all shares or other equity interests of the surviving or resulting entity into which the shares of Common Stock or other voting securities were directly converted (which shares or other equity interests shall become part of the Trust Estate), or shall take all actions necessary to

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receive and hold the consideration payable in connection with any merger or dissolution (which consideration shall become part of the Trust Estate), in each case for the benefit of the Beneficiaries, and shall deliver such shares or other equity interests or such consideration, as the case may be, to the Beneficiaries in proportion to their respective interests therein in accordance with the terms of this Agreement.  If the Trustee shall receive cash as consideration in connection with any transaction described in this Section 4.3.4, the Trustee shall establish and maintain with itself a non- interest bearing Trust Account into which it shall deposit, on the same day as received, the amount received by it, for disbursement to the Beneficiaries in accordance with this Agreement.

ARTICLE V

DEPOSITOR’S AGREEMENTS

The Depositor acknowledges and agrees as follows:

Section 5.1                                      Compensation and Indemnification of the Trustee.  The Depositor hereby agrees to (i) compensate the Trustee in accordance with a separate fee agreement with the Trustee, (ii) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend and hold harmless the Trustee and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Liabilities”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Liabilities which are a result of the willful misconduct of such Indemnified Person or the bad faith violation by such Indemnified Person of the implied contractual covenant of good faith and fair dealing.  To the fullest extent permitted by law, Liabilities to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Depositor prior to the final disposition of any matter upon receipt by the Depositor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.  This Section shall survive the termination of the Trust and the Trust Agreement.

ARTICLE VI

CONCERNING THE TRUSTEE

Section 6.1                                      Authority of Trustee; Voting.

6.1.1                                                General Authority.  The Trustee is hereby authorized to take all actions required of it pursuant to this Trust Agreement, including, without limitation, executing and delivering, on behalf of the Trust, each certificate or other document attached to this Trust Agreement as an exhibit and any other amendment or other agreement or instrument described

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herein, all as approved by the Depositor, as evidenced conclusively by the Trustee’s execution thereof.  In addition to the foregoing, the Trustee is authorized, but shall not be obligated, to take such actions as the Depositor may from time to time direct in writing.

Section 6.2                                      Voting.  The Trustee shall hold any and all shares of Common Stock and any other voting securities of the Depositor (the “voting securities”) included in the Trust Estate under the terms and conditions of this Agreement.  The Trustee shall, on behalf of the Trust, have full power and authority, and is hereby fully and exclusively empowered, authorized and obligated: (i) to vote in person or by proxy all such voting securities at all meetings of the stockholders of the Depositor, or (ii) to give written consents in lieu of voting such shares at a meeting of the stockholders of the Depositor, in either case in respect of any and all matters on which such shares are entitled to vote under the certificate of incorporation of the Company or applicable law, including, but not limited to, the election of directors, any merger or consolidation, the sale of all or substantially all of the Depositor’s assets, a dissolution of the Depositor and any amendments to the Depositor’s certificate of incorporation.  The Trustee shall have no authority or obligation to exercise discretion in respect of the vote to be cast, but instead shall vote (in person or by proxy or by written consent) such voting securities on any matter on which such shares are so entitled to vote in the same proportion as all voting securities of the Depositor (other than the voting securities included in the Trust Estate) are voted on such matter.  The Trustee’s power and obligation to vote such voting securities held under this Agreement and to give written consents in respect thereof pursuant to this Agreement shall be irrevocable for the term of this Agreement.  The Trustee (i) shall have the right to waive notice of any meeting of stockholders of the Depositor in respect of such shares and (ii) may exercise any power or perform any act hereunder by an agent or attorney duly authorized and appointed by him.  In furtherance of the foregoing, the Trustee shall execute and deliver an irrevocable proxy in the form attached hereto as Exhibit D, granting the proxy or proxies named therein to cause the voting securities of the Trust to be voted in accordance with this Section 6.1.2.

Section 6.3                                      Not Acting in Individual Capacity.  Except as expressly provided herein, in accepting the trusts hereby created, the Trustee acts solely as trustee hereunder and not in its individual capacity; and all Persons, having any claim against the Trustee by reason of the transactions contemplated hereunder shall have recourse solely to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof.  The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee.

Section 6.4                                      Interpretation of Trust Agreement.  In the event that the Trustee is uncertain as to the application of any provision of this Trust Agreement or any other agreement relating to the transactions contemplated hereby, or such provision is ambiguous as to its application or is, or appears to be, in conflict with any other applicable provision hereof, or in the event that this Trust Agreement permits any determination by the Trustee or is silent or incomplete as to the course of action which the Trustee is required to take with respect to a particular set of facts, the Trustee may seek instructions from the Depositor and shall not be liable to any Person to the extent that it acts in good faith in accordance with the instructions of the Depositor; provided, that if the Trustee shall not have received written instructions from the Depositor pursuant to its request within 10 days after the date of such request (or within such shorter period as may be requested and required under the circumstances), until instructed

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otherwise by the Depositor, the Trustee may, but shall be under no duty to, take or refrain from taking such action as it shall deem advisable in the best interests of the Depositor and/or the Trustee.

Section 6.5                                      Standard of Care.  The Trustee accepts the trusts hereby created and agrees to perform the same but only upon the terms of this Trust Agreement.  To the fullest extent permitted by law, including Section 3806 of the Delaware Statutory Trust Act, the Trustee shall only have the express duties (including fiduciary duties) provided herein and to the extent the express provisions of this Trust Agreement restrict or eliminate such duties (including fiduciary duties) the terms of this Trust Agreement shall prevail.  The Trustee shall have no liability to the Depositor or the Beneficiaries under any circumstances except that the Trustee shall be liable (i) for its own willful misconduct or bad faith violation of the implied contractual covenant of good faith and fair dealing, (ii) for liabilities that may result from any representation or warranty of the Trustee hereunder being untrue or inaccurate and (iii) for any taxes based on or measured by any fees, commissions or compensation received by the Trustee for acting as trustee or for services rendered in connection with the transactions contemplated hereby.  In particular, but not by way of limitation:

(i)                                     The Trustee shall not be personally liable for any error of judgment made in good faith;

(ii)                                  The Trustee shall not be required to take any action that is inconsistent with the purposes of the Trust set forth in Section 1.4;

(iii)                               No provision of this Trust Agreement shall require the Trustee to expend or risk its personal funds, or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iv)                              Under no circumstances shall the Trustee be personally liable for any indebtedness or obligation of the Trust;

(v)                                 The Trustee shall not be liable for the default or misconduct of the Depositor, [insert name of Transfer Agent] (or any successor transfer agent or exchange agent), the Depository Trust Company, any Beneficiary or any other Person and shall not be liable for any act or omission taken at the direction of the Depositor;

(vi)                              The Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its control, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the Terms of this Trust Agreement provide shall or may be done or performed;

(vii)                           In no event whatsoever shall the Trustee be liable for any representation, warranty, covenant, agreement, indebtedness or other obligation of the Trust;

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(viii)                        The Trustee shall not be liable for any action it takes or omits to take in good faith reliance on the certification of a Beneficiary, or the written instruction of the Depositor; and

(ix)                                Every provision of this Trust Agreement relating to the Trustee shall be subject to the provisions of this Section 6.4.

Section 6.6                                      Reliance on Writings, Use of Agents, Etc.  The Trustee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, telegram, order, certificate, report, opinion, bond or other document or paper (including deliveries contemplated by Section 4.2 hereof) reasonably believed by it to be genuine and reasonably believed by it to be signed or sent by the proper party or parties.  Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Depositor or a Beneficiary mentioned herein, shall be sufficiently evidenced by written instruments signed by the Depositor or a Beneficiary.  The Trustee may accept a copy of a resolution of the Board of Directors of the Depositor, certified by the Secretary or an Assistant Secretary of the Depositor as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by such Person and that the same is in full force and effect.  As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Depositor or a Beneficiary, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.  In the performance of its duties hereunder, the Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or, at the expense of the Depositor, through agents or attorneys and may, at the reasonable expense of the Depositor, consult with counsel, accountants and other skilled Persons to be selected and employed by it or them, and the Trustee shall not be liable for anything done, suffered or omitted by it, in good faith and in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons appointed with due care and the Trustee shall not be liable for the negligence of any such agent, attorney, counsel, accountant or other skilled Person appointed by it or them, as applicable, with due care hereunder.  Notwithstanding any other provision contained herein, the Trustee shall not be required to confirm or verify that a person purporting to be a Beneficiary is in fact a Beneficiary and shall not be required confirm or verify that such person is entitled to the shares of Common Stock it requests.

Section 6.7                                      No Action Except Under Specified Documents or Instructions.  The Trustee shall not manage, control, use, operate, lease, sell, dispose of or otherwise deal with the Trust Estate except (i) in accordance with the terms of this Trust Agreement, (ii) in accordance with the powers granted to, or the authority conferred upon, the Trustee pursuant to this Trust Agreement or (iii) in accordance with written instructions from the Depositor pursuant to Section 6.1.1 or 6.3 hereof.  The Trustee shall not be required to take any action under this Trust Agreement unless the Trustee shall have been indemnified by the Depositor, in manner and form satisfactory to the Trustee, against any liability, cost or expense (including counsel fees and disbursements) which may be incurred in connection therewith; and if the Depositor shall have directed the Trustee to take any such action or refrain from taking any action, the Depositor agrees to furnish such indemnity as shall be required and, in addition, to pay the reasonable compensation of the Trustee for the services performed or to be performed by it pursuant to such direction.  The Trustee shall not be required to take any action under this Trust Agreement if the

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Trustee shall reasonably determine or shall have been advised by counsel that such action is contrary to the terms of this Agreement or is otherwise contrary to law.  The Trustee shall be under no obligation to institute, conduct or defend any litigation, at the request, order or direction of the Beneficiaries or any other Person, unless such Beneficiaries have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby, including such advances as the Trustee shall request.

Section 6.8                                      Exculpatory Provisions.  Any and all exculpatory provisions, immunities and indemnities in favor of the Trustee under this Trust Agreement shall inure to the benefit of the Trustee in its individual capacity or as a party to any agreement referred to herein or therein.

Section 6.9                                      Trustee Not Liable for Trust Estate.  The recitals contained herein shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representations as to the validity or sufficiency of this Trust Agreement or of any related documents.  The Trustee shall at no time have any responsibility or liability for or with respect to the genuineness, sufficiency or validity of the Trust Estate.

Section 6.10                                Trustee May Own Beneficial Unit Interests or Common Stock.  The Trustee in its individual or any other capacity may become the owner or pledgee of Beneficial Unit Interests or Common Stock of the Depositor and may deal with the Beneficiaries and the Depositor in banking transactions with the same rights as it would have if it were not the Trustee.

Section 6.11                                Certain Rights of the Trustee.  Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with the registration provisions or exemptions from the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state securities law, the Employee Retirement Income Security Act, the Investment Company Act of 1940, any other applicable law, or the provisions of this Agreement.  The Trustee shall have no duty or obligation to prepare or file any tax returns or other filings on behalf of the Trust, all of which shall be prepared or filed or be caused to be prepared or filed by the Depositor on behalf of the Trust.  Except as expressly provided herein, the Trustee shall have no duty to (i) see to any recording or filing of any document, see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (iii) to confirm or verify any financial statements or to inspect the Depositor’s books and records at any time.

ARTICLE VII

RESIGNATION AND REMOVAL OF TRUSTEE;
APPOINTMENT OF SUCCESSORS; CO-TRUSTEE

Section 7.1                                      Resignation; Successor Trustee.  The Trustee or any successor thereto may, with respect to the Trust, resign at any time without cause by giving at least 30 days’ prior written notice to the Depositor, such resignation to be effective upon the acceptance of appointment of a successor trustee as hereinafter provided.  In addition, the Depositor may at any

9

time with respect to the Trust Estate remove the Trustee without cause by an instrument in writing, delivered to the Trustee, such removal to be effective upon the acceptance of appointment by the successor trustee as hereinafter provided.  In the case of the resignation or removal of the Trustee, the Depositor shall appoint, subject to Section 7.3 hereof, a successor Trustee or Trustees by an instrument signed by the Depositor.  If the Depositor shall not have appointed a successor Trustee or Trustees within 30 days after such resignation or removal, the Trustee shall continue as Trustee and may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Depositor as above provided; any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee thereafter appointed by the Depositor.

A successor Trustee hereunder shall be deemed a Trustee for all purposes hereof, and each reference herein to the Trustee shall thereafter be deemed to include such successor.

Section 7.2                                      Acceptance of Appointment.  Any successor Trustee, whether appointed by a court, the Depositor or the Trustee, shall execute and deliver to its predecessor Trustee an instrument reasonably satisfactory to such predecessor Trustee accepting such appointment, and thereupon such successor Trustee, without further act, shall with respect to the Trust become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Trustee in the trusts hereunder with like effect as if originally named as an Trustee herein; but nevertheless upon the written request of such successor Trustee such predecessor Trustee shall execute and deliver an instrument reasonably satisfactory to such successor Trustee transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee any property or monies then held by such predecessor Trustee upon the trusts herein expressed.  Any successor Trustee shall execute and file an amendment to the certificate of trust of the Trust with the Delaware Secretary of State changing the name and business address in the State of Delaware of the Trustee.

Section 7.3                                      Qualification of Successor Trustee.  Any successor to the Trustee, however appointed, shall be a bank or trust company organized under the laws of the United States or any jurisdiction thereof having a combined capital and surplus of at least $50,000,000 and shall satisfy the requirements of Section 3807 of the Delaware Statutory Trust Act, provided, that there exists such an institution willing, able and legally qualified to perform the duties of the Trustee hereunder upon reasonable or customary terms.

Section 7.4                                      Merger of Trustee.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from or surviving any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation to which all or substantially all the corporate trust business of the Trustee may be transferred, shall, subject to the terms of this Article, succeed to the Trustee’s position as Trustee under this Trust Agreement without any further act.

Section 7.5                                      Status of Successor Trustee.  A successor Trustee shall have the same duties, powers and discretion conferred herein on the Trustee.  A successor Trustee may accept the assets of the Trust Estate delivered to it by its predecessor Trustee as constituting the entire

10

assets of the Trust Estate and shall not be required to take any action to determine what constitutes the Trust Estate or to obtain possession of any assets thereof or to investigate any acts, omissions or misconduct of its predecessor Trustee.

Section 7.6                                      Co-Trustee.  At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Estate hereunder may at the time be located, the Trustee shall have power to appoint one or more Persons (who may be officers or affiliates of the Trustee) or institutions to act as co-Trustee, jointly with the Trustee or separately from the Trustee at the direct written instruction of the Depositor, in either case as required by applicable state law, of all or any part of the Trust Estate hereunder, or of any property constituting part thereof, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity as aforesaid, any property, title, right or power deemed necessary or desirable.  All provisions of this Trust Agreement which are for the benefit of the Trustee shall extend to and apply to each co-Trustee appointed pursuant to the foregoing provisions of this Section.

ARTICLE VIII

DISSOLUTION AND TERMINATION OF AND AMENDMENT TO TRUST

Section 8.1                                      Dissolution of Trust; Termination of Trust Agreement.  The Trust will dissolve upon the earlier of (i) the final disposition by the Trustee of all property constituting part of the Trust Estate or (ii) the time at which all property constituting part of the Trust Estate would otherwise escheat to any applicable governing body under any escheat laws that would otherwise apply to such property.  Promptly upon dissolution of the Trust, and after the payment or the making of reasonable provision for the payment of any claims or obligations of the Trust in accordance with Section 3808 of the Delaware Statutory Trust Act, the Trustee shall file, at the direction and expense of the Depositor, a certificate of cancellation with the Delaware Secretary of State and thereupon this Agreement (except for those provisions that expressly survive) and the Trust shall terminate.

Section 8.2                                      Supplements and Amendments to this Trust Agreement.  At any time and from time to time (i) the Trustee, together with the Depositor, may execute and deliver an amendment or a supplement to this Trust Agreement to the extent, but only to the extent, that it relates to the Trust for the purpose of adding provisions to or changing or eliminating provisions of this Trust Agreement and the Trust as specified in a written request of the Depositor and (ii) upon the written request of the Depositor, the Trustee shall enter into such written amendment of or supplement to any of the other documents referred to herein as the Depositor may agree to (to the extent such agreement is required) and as may be specified in such request, or execute and deliver such written waiver or modification of the terms of any such other document as may be specified in such request.

(a)                                  Prior to executing any document required to be executed by it pursuant to the terms of Section 8.2(a), the Trustee shall be entitled to receive (i) an opinion of counsel to the effect that the execution of such document is authorized hereunder and (ii) an Officer’s Certificate of the Depositor to the effect that all conditions precedent to the execution of the amendment or supplement have been met.  If, in the reasonable opinion of the Trustee, any such

11

document adversely affects any right, duty, immunity or indemnity in favor of the Trustee hereunder, the Trustee may in its discretion decline to execute such document, unless the Trustee shall have been indemnified therefor by the Depositor in manner and form satisfactory to the Trustee.

Section 8.3                                      Limitations on Rights of Others.  Nothing in this Trust Agreement, whether express or implied, shall be construed to give to any Person other than the Trustee, the Beneficiaries and the Depositor any legal or equitable right, remedy or claim under or in respect of this Trust Agreement, any covenants, conditions or provisions contained herein or in the Trust Estate, all of which are and shall be construed to be for the sole and exclusive benefit of the Trustee, the Depositor and the Beneficiaries.

ARTICLE IX

MISCELLANEOUS

Section 9.1                                      Entire Agreement.  This Trust Agreement embodies the entire agreement and understanding between the Depositor and the Trustee relating to the subject matter hereof and of the Trust created pursuant hereto, and upon execution and delivery hereof, this Trust Agreement will supersede any prior agreements and understandings relating to the Trust created hereby.

Section 9.2                                      Notices.  Except as otherwise set forth herein, all notices, consents and other communications relating to this Trust Agreement shall be given as follows:

(i)                                     if to the Depositor, at <*>

and

(ii)                                  if to the Trustee, at  <*>

or such other address, telephone or telecopy number or other destination as the Depositor or the Trustee may from time to time designate by notice given in accordance with the provisions of this Section 9.2.

Section 9.3                                      Governing Law.  This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

Section 9.4                                      Benefit of Parties, Successors and Assigns.  This instrument shall be binding upon, and shall inure solely to the benefit of, the Beneficiaries and the parties hereto and their respective successors and assigns.

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Section 9.5                                      Survival of Representations and Warranties.  All representations and warranties contained herein shall survive the execution and delivery of this Trust Agreement and the establishment of the Trust.

Section 9.6                                      Severability of Invalid Provisions.  Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction as to the Trust shall, as to the Trust and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto hereby waive with respect to the Trust any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

Section 9.7                                      Effect of Waiver; Remedies Not Exclusive.  Waiver of the breach of any provision hereunder shall not be deemed a waiver of any prior or subsequent breach of the same or any other provision hereof.  Pursuit of any remedy with respect to the Trust shall not be deemed the waiver of any other remedy hereunder or at law or in equity.

Section 9.8                                      Representations and Warranties.  The Depositor hereby represents and warrants to the Trustee, as of the date hereof, that:

(a)                                  Due Organization.  The Depositor is a corporation duly organized and validly existing in good standing under the laws of Delaware, and has the power and authority to enter into and perform its obligations under this Trust Agreement.

(b)                                 Due Authorization.  The execution, delivery and performance by the Depositor of this Trust Agreement has been duly authorized by all necessary action on the part of the Depositor and does not require the consent or approval of its stockholders or any trustee or holder of any of its indebtedness or other obligations, except such as have been duly obtained, given or accomplished.

(c)                                  Execution; Enforceability.  This Trust Agreement has been duly executed and delivered by the Depositor and (assuming the due authorization, execution and delivery by the Trustee of this Trust Agreement) this Trust Agreement constitutes the Depositor’s legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy laws and laws affecting the rights of creditors generally.

(d)                                 No Violation; No Consent.  Neither the Depositor nor the Trust is an “Investment Company” or a company controlled by an “Investment Company” required to register as such under the Investment Company Act of 1940, as amended and that the execution, delivery and performance of this Trust Agreement does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, license indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property.

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Section 9.9                                      References to Agreements and Instruments.  Except as otherwise indicated, all the agreements and instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms hereof and thereof.

Section 9.10                                Headings.  The division of this Trust Agreement into articles and sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Trust Agreement.

Section 9.11                                Counterpart Execution and Dating.  This Trust Agreement and any amendment or supplement to this Trust Agreement may be executed in any number of counterparts and by the different parties hereto and thereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.  Fully executed sets of counterparts shall be delivered to, and retained by, the parties hereto.

Section 9.12                                Limitation on the Depositor’s and the Beneficiaries’ Liability.  The Depositor shall not have any liability for the performance of this Trust Agreement except as expressly set forth herein.  The Beneficiaries shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have each caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above set forth.

DST SYSTEMS, INC.

By:
Name:
Title:

By:
Name:
Title:

15

Exhibit A
to Trust Agreement

CERTIFICATE OF TRUST OF
DST RIGHTS EXCHANGE TRUST

This Certificate of Trust of DST Rights Exchange Trust (the “Trust”), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, § 3801 et seq.) (the “Act”).

1.                                       Name.  The name of the statutory trust formed hereby is DST Rights Exchange Trust.

2.                                       Delaware Trustee.  The name and business address of the trustee of the Trust in the State of Delaware is [                ].

3.                                       Effective Date.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

[ ], not in its individual capacity, but solely as Trustee

By:
Name:
Title:

C-1

Exhibit B
to Trust Agreement

CERTIFICATE OF EXCHANGE

To DST Rights Exchange Trust (the “Trust”):

The undersigned hereby requests distribution of [                    ] shares of common stock, par value $.0001 per share (the “Common Stock”), of DST Systems, Inc. (the “Company”), distributable to the undersigned pursuant to the exchange declared on [                    ] (the “Exchange”) pursuant to the terms of the Rights Agreement between the Company and Computershare Trust Company, N.A. as successor rights agent (as amended and restated, the “Rights Agreement”).  The undersigned further requests that certificates representing such shares of Common Stock be issued in the name of:

(Please print name and address)

The undersigned hereby certifies as of the date hereof that he/she/it (a) was the holder of record of that number of shares indicated above as of the Close of Business (as defined in the Rights Agreement) on [                    ] and is entitled to distribution of such number of shares pursuant to the Exchange, (b) is a “Beneficiary” under the Trust Agreement, dated as of [                    ], between the Company and [             ], as Trustee (the “Trust Agreement”), (c) is not, and immediately prior to the declaration of the Exchange was not, an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) (d) shall cease to be a Beneficiary of the Trust upon distribution of the shares identified herein.

Signature

Date:

C-2

Exhibit C
to Trust Agreement

CERTIFICATE OF EXCHANGE

To DST Rights Exchange Trust (the “Trust”):

The undersigned hereby requests distribution of [                    ] shares of common stock, par value $.0001 per share (the “Common Stock”), of DST Systems, Inc. (the “Company”), distributable to the undersigned pursuant to the exchange declared on [                    ] (the “Exchange”) pursuant to the terms of the Rights Agreement between the Company and Computershare Trust Company, N.A. as successor rights agent (as amended and restated, the “Rights Agreement”).  The undersigned further requests that certificates representing such shares of Common Stock be issued in the name of:

(Please print name and address)

The undersigned hereby certifies as of the date hereof that he/she/it (a) was the beneficial owner of that number of shares indicated above as of the Close of Business (as defined in the Rights Agreement) on [                    ] and is entitled to distribution of such number of shares pursuant to the Exchange, (b) is a “Beneficiary” under the Trust Agreement, dated as of [                    ], between the Company and [                    ], as Trustee (the “Trust Agreement”), (c) is not, and immediately prior to the declaration of the Exchange was not, an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) (d) shall cease to be a Beneficiary of the Trust upon distribution of the shares identified herein.

Signature

Date:

C-3

Exhibit D
to Trust Agreement

IRREVOCABLE PROXY

The undersigned, acting solely in its capacity as trustee of the DST Rights Exchange Trust (the “Trust”), which holds shares of common stock of DST Systems, Inc., a Delaware corporation (the “Company”), as of the date hereof, hereby irrevocably appoints the Secretary of the Company, any other designee of the Company’s Board of Directors, or any other person duly authorized to serve as proxy, as the sole and exclusive attorney-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of common stock of the Company that now are or hereafter may be owned of record by the Trust, and any and all other shares or securities of the Company issued or issuable, or exchanged or exchangeable, in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of the Trust Agreement, dated as of [                    ] (as the same may be amended from time to time, the “Trust Agreement”), between the Company and [                    ], a [                    ], as trustee.  This proxy is irrevocable and is coupled with an interest.

The attorneys-in-fact and proxies named above, and each of them, are hereby authorized and empowered by the undersigned to act as the undersigned’s attorney-in-fact and irrevocable proxy, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), subject to and in accordance with the terms of the Trust Agreement.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

[ ], as Trustee of the DST Rights Exchange Trust

Dated: [ ]	By:
Name:
Title:

D-1